EMPLOYEE AGREEMENT RENEWAL AND AMENDMENT

THIS AGREEMENT (the “Agreement”) is made and entered into on May 21, 2012 by and between Lightwave Logic, Inc., a Nevada Corporation (the “Company”), located at 111 Ruthar Dr., Newark, Delaware19711; and James S. Marcelli (“Employee”).

1.

This Agreement renews and amends that certain Employee Agreement dated August 1, 2008, as amended on July 9, 2009, June 18, 2010, and May 2, 2012 made and entered into by the parties hereto (the “Employee Agreement”). Capitalized terms herein have the same meaning as used in the Employee Agreement, unless otherwise noted.

2.

Effective May 21, 2012, Appendix A of the Employee Agreement entitled “Duties of Employee” is deleted in its entirety and replaced with the following:

Employee, as the Company’s President and Chief Operating Officer, subject to the control of the Chief Executive Officer and the Board of Directors, shall be responsible for:

A.

The overall administration and business operations of the Company, including internal operations, laboratory functions, administrative responsibilities, and working with the Chief Executive Officer to provide support and guidance to the Board of Directors and committees thereof.

B.

Financial management of the Company, including serving as the Company’s principal financial officer and treasurer equivalent, ensuring the long-term financial health of the Company, overseeing the Company’s accounting and audits, caring for the Company’s funds, and such other duties that are essentially equivalent to those of a principal financial officer and treasurer.

C.

Such other powers and duties as may be prescribed by the Chief Executive Officer and the Board of Directors that is reasonably agreed upon by Employee.

3.

All other provisions of the Employee Agreement remain in full force and effect, other than any provision that conflicts with the terms and spirit of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

LIGHTWAVE LOGIC, INC.:

/s/Faith Dillard	By: /s/Thomas E. Zelibor
(Witness Signature)	Thomas E. Zelibor, CEO

EMPLOYEE:

/s/Faith Dillard	/s/James S. Marcelli
(Witness Signature)	James S. Marcelli